                                                                        EX 10.19

                          PURCHASE AND SALE AGREEMENT
                                      AND
                           JOINT ESCROW INSTRUCTIONS



     THIS PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS (herein, the "Agreement") is dated for reference April 25, 1995, by and between GENERAL RESEARCH CORPORATION, a Virginia corporation ("Seller") and BERMANT DEVELOPMENT COMPANY, a sole proprietorship of Jeffrey C. Bermant, or assignee ("Buyer").

1.   PURCHASE AND SALE OF PROPERTY.
     -----------------------------

     Seller agrees to sell and Buyer agrees to purchase, on the terms and conditions described herein, all of Seller's right, title and interest in and to the following (collectively, the "Property"):

     1.1.  Real Property.
           -------------

           That certain real property consisting of approximately 13.102 acres located in the County of Santa Barbara, State of California, commonly known as 5383 Hollister Avenue, which is more particularly described on Exhibit A, attached hereto, together with all rights, privileges, easements and appurtenances benefiting the real property, all mineral and water rights, development rights, and all easements, rights-of-way and other appurtenances used or connected with the beneficial use and enjoyment of such real property (the "Real Property").

     1.2.  Improvements.
           ------------

           All buildings, structures, parking areas and other improvements located on the Real Property (the "Improvements").

     1.3.  Personal Property.
           -----------------

           All fixtures, licenses, development applications, plans, approvals, permits, specifications and all of the rights and privileges owned by Seller which are used in connection with the Real Property, a schedule of which is attached hereto as Exhibit B (the "Personal Property").

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2.   TERMS OF PURCHASE
     -----------------

     2.1.  Purchase Price.
           --------------

           The total purchase price for the Property is FOUR MILLION THREE HUNDRED THOUSAND DOLLARS ($4,300,000) (the "Purchase Price"), payable upon the terms described herein.

     2.2.  Payment of Purchase Price.
           -------------------------

           The purchase price shall be paid by cash or on a terms basis as follows:

           1.1.1. Deposit.  Provided that Buyer approves and/or releases all
                  -------
contingencies to Buyer's obligation to purchase the Property, on the day following the expiration of the Contingency Period described in Section 8 hereof, Buyer shall deliver to Escrow Holder (defined below) the sum of FIFTY THOUSAND DOLLARS ($50,000) (the "Deposit"). The Deposit shall be placed in an interest-bearing account by Escrow Holder with all interest thereon credited to Buyer. Buyer shall pay any income taxes on interest earned on the Deposit. The Deposit shall be applied to the Purchase Price. In the event of a default by Buyer, the Deposit shall be liquidated damages as provided in Section 12 hereof.

           1.1.2. Cash Purchase.  Provided that on or before June 1, 1995,
                  -------------
Buyer has received (i) building permits and other necessary permits and approvals from the County of Santa Barbara, or other cognizant governmental authority, for the construction of the New Building, as described in the Development and Construction Agreement attached hereto as Exhibit C and (ii) a firm debt financing commitment for an acquisition and construction loan in an amount and on terms satisfactory to Buyer, Buyer shall deliver or cause to be delivered to Escrow Holder the sum of FOUR MILLION TWO HUNDRED FIFTY THOUSAND DOLLARS ($4,250,000) plus funds sufficient to pay Buyer's share of escrow fees and charges at least one day prior to the Close of Escrow.

           1.1.3. Terms Purchase.  If the conditions described in Section
                  --------------
2.2.2(i) and (ii) have not been satisfied on or before June 1, 1995, the purchase price shall be paid as follows:

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                  2.2.3.1   Buyer shall deposit with Escrow Holder the sum of
EIGHT HUNDRED TEN THOUSAND DOLLARS ($810,000) plus funds sufficient to pay Buyer's share of escrow fees and charges at least one day prior to the Close of Escrow.

                  2.2.3.2 The balance of the purchase price in the amount of THREE MILLION FOUR HUNDRED FORTY THOUSAND DOLLARS ($3,440,000) shall be represented by a Promissory Note in the form attached hereto as Exhibit D (the "Promissory Note"). The Promissory Note shall be secured by a Deed of Trust in the form attached hereto as Exhibit E (the "Deed of Trust") and the UCC-1 Financing Statement in the form attached hereto as Exhibit E-1.

3.   TENANT LEASE.
     ------------

     Upon the Close of Escrow, Seller's affiliate, GRC International, Inc. ("GRCI") will lease from Buyer the buildings identified on Exhibit F as Buildings A, N-1 - N-4 and S-1 - S-4, and certain adjacent land at the price and on the terms and conditions described in the Interim Lease attached hereto as Exhibit G.

4.   CONSTRUCTION OF NEW BUILDING.
     ----------------------------

     As provided in the Development and Construction Agreement, Buyer agrees to design and construct the New Building, a portion of which shall be leased by Seller in accordance with the terms and provisions set forth in that certain Building Lease attached hereto as Exhibit H. Following the execution of this Agreement, Buyer agrees to diligently prosecute the preparation of plans and specifications for the New Building as well as obtaining all required permits and approvals.

5.   ESCROW.
     ------

     5.1.  Escrow; Opening of Escrow.
           -------------------------

           The parties agree to open an escrow (the "Escrow") with First American Title Insurance Company, 3780 State Street, Santa Barbara, California ("Escrow Holder"). For purposes of this Agreement, Escrow shall be deemed opened on the

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

date that Escrow Holder shall have received an executed counterpart of this Agreement from both Buyer and Seller (the "Opening of Escrow"). Escrow Holder shall notify Buyer and Seller, in writing, of the Opening of Escrow.

           Buyer and Seller agree to execute, deliver and be bound by any reasonable and customary additional provisions of Escrow Holder, a copy of which are attached hereto as Exhibit I, or other instruments as may reasonably be required by Escrow Holder in order to consummate the transaction contemplated by this Agreement. Any such supplemental instructions shall not conflict, amend or supersede any portion of this Agreement. If there is any inconsistency between such supplemental instructions and this Agreement, as between Buyer and Seller this Agreement shall control with respect to any such inconsistency.

     5.2.  Close of Escrow.
           ---------------

           For purposes of this Agreement, the "Close of Escrow" shall be defined as the date that the grant deed conveying title to the Real Property and Improvements to Buyer is recorded in the Official Records of the County Recorder for Santa Barbara County. The Close of Escrow shall occur the earlier of (i) June 20, 1995 or (ii) upon 10 days after written notice from Buyer to Seller and Escrow Holder that Buyer is prepared to close.

6.   TITLE AND TITLE INSURANCE.
     -------------------------

     1.1.  Preliminary Title Report.  Buyer acknowledges receipt of Preliminary
           ------------------------
Title Report No. 1410332 dated as of February 7, 1995, and updated as of April 12, 1995, issued by First American Title Insurance Company (the "Title Company") for the Property (the "Preliminary Title Report"), together with copies of the documents relating to the title exceptions referred to in the Preliminary Title Report (the "Underlying Exceptions Documentation"). The Preliminary Title Report and the Underlying Exceptions Documentation shall hereinafter be collectively referred to as the "Title Documentation". The Preliminary Title Report shall be updated upon completion of the Survey, as defined below, to reflect any exceptions shown on the Survey. Buyer shall approve or disapprove, in its reasonable discretion, the Title

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

Documentation on or before the expiration of the Contingency Period as described in Section 8. If Buyer has not expressly approved the Title Documentation within such period, Buyer shall be deemed to have disapproved the Title Documentation, and this Agreement and the Escrow created hereunder shall automatically terminate and neither party shall have any further rights or obligations hereunder.

     1.2.  Survey.  Seller has obtained (at Seller's expense) and delivered to
           ------
Buyer and the Title Company a survey of the Property prepared in accordance with the minimum standards necessary for Title Company to issue the ALTA Owners Policy of Title Insurance (the "Survey"). Buyer shall approve or disapprove the Survey in its reasonable discretion on or before the expiration of the Contingency Period. In the event Buyer does not approve the Survey within such period, Buyer shall be deemed to have disapproved the Survey and this Agreement and the Escrow created hereunder shall automatically terminate and neither party shall have any further rights or obligations hereunder.

     1.3.  Title Insurance Policy.  At the Close of Escrow, Title Company shall
           ----------------------
issue an ALTA Owners Policy of Title Insurance, with liability not less than the amount of the Purchase Price for the Property and insuring the title in the name of Buyer and/or its designee. Such title policy will contain no title exceptions other than the standard printed exceptions and the Schedule B exceptions approved by Buyer. In the event that Buyer purchases the Property on a terms basis as provided in Section 2.2.3, the Title Company shall issue an ALTA Lender's Policy of Title Insurance or a joint protection policy, as may be requested by Seller, insuring the Deed of Trust as a first lien and encumbrance on the Property subject only to current property taxes, any supplemental property taxes, easements, rights-of-way and covenants, conditions and restrictions of record at the Close of Escrow.

2.   DOCUMENTS AND INFORMATION TO BE DELIVERED BY SELLER.
     ---------------------------------------------------

     Seller agrees to provide Buyer with copies of, or otherwise make available to Buyer, the following documents and information (the "Documents and Information") on or before April 21, 1995:

     2.1.  Plans, Drawings and Studies.
           ---------------------------

           Any and all plans, drawings, specifications, reports and studies relating to the Property, including "as-built" drawings for the Improvements, in Seller's possession or under Seller's control.

     2.2.  Environmental Reports.
           ---------------------

           A Phase I report on the Property obtained at Seller's expense prepared by Dames & Moore (the "Phase I Report").

     2.3.  Agreements, Contracts and Information.
           -------------------------------------

           Copies of all management and maintenance contracts, service contracts, leases, licenses, and warranties for the Improvements or the Personal Property that will survive the Close of Escrow, and other similar agreements or information relating to the Property in Seller's possession or under Seller's control, a schedule of which is attached hereto as Exhibit J, and any plans, reports, studies or information relating to the subdivision of the Property or the further improvement thereof.

     2.4.  Tax Statements.
           --------------

           Copies of the most recent bill for invoices for real and personal property taxes payable with respect to the Property.

     2.5.  Schedule of Expenses.
           --------------------

           A schedule, attached hereto as Schedule 7.5, reflecting any and all expenses for the ownership, operation, maintenance and repair of the Property for the full calendar years 1992-1994 which schedule shall include, without limitation, the following:

           2.5.1. Annual insurance premiums (which may consist of an allocated portion of Seller's blanket insurance policy);

           2.5.2. Real property taxes and assessments;
           2.5.3. Utility charges and management fees, if any;
           2.5.4. Landscaping, gardening, janitorial, security system/patrol costs and expenses;
           2.5.5. Maintenance and repair costs;

           2.5.6. Any and all other costs and expenses incurred in connection with the ownership, operation, maintenance and repair of the Property;

           2.5.7. Any material, unusual, or periodic expenses, repairs or other improvements which Seller anticipates will be incurred or become necessary within 12 months following the Close of Escrow in connection with the ownership, operation, maintenance and repair of the Property.

3.   BUYER'S CONTINGENCIES; ACCESS TO PROPERTY.
     -----------------------------------------

     Buyer shall have through and including May 15, 1995 (the "Contingency Period") to review and approve or disapprove the Title Documentation, the Survey, the Documents and Information, the Phase I report and to conduct such inspections, investigations, and feasibility studies as Buyer may determine to be appropriate in the exercise of Buyer's reasonable discretion. Feasibility studies may include, without limitation, market surveys and studies, economic analyses, the ability of Buyer to subdivide the Property, the nature, extent and impact of any conditions that might be placed upon the subdivision, Buyer's ability to construct the New Building and other improvements on the Property, the likely availability of and terms of acquisition and construction financing, and such other matters as Buyer may determine appropriate. During the Contingency Period, Buyer, its agents, contractors, and subcontractors, shall have the right to enter onto the Property at all reasonable times during ordinary business hours to make any and all inspections, tests, and examinations as Buyer may determine necessary or desirable so long as the same do not materially interfere with the operations of Seller's business or conflict with any of Seller's security procedures. Buyer shall indemnify and hold Seller harmless from any and all damages arising out of or relating to the activities of Buyer or Buyer's agents and, in the event that Buyer does not purchase the Property, shall restore any damage to the Property caused by any such investigations or inspections.

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

     Notwithstanding the foregoing, in the event that the County of Santa Barbara has not completed final action on the changes requested by Buyer to Condition No. 18 on the letter of Albert McCurdy to Jim Jacobsen dated May 17, 1991, prior to May 15, 1995, Buyer shall have the right to terminate this Agreement and its purchase of the Property (and have the Deposit, and all interest thereon, returned), within ten (10) days subsequent to its receipt of a final decision from the County of Santa Barbara disapproving the requested changes.

7.   MUTUAL CONTINGENCY.
     ------------------

     Seller shall have no obligation to sell the Property and Buyer shall have no obligation to purchase the Property unless Buyer has obtained and delivered to Seller on or before May 15, 1995, evidence reasonably satisfactory to Seller and Buyer that Buyer or its permitted assignee will have the necessary equity capital at the Close of Escrow to close the sale on the terms basis described in
Section 2.2.3. Buyer shall have the right to satisfy this obligation by delivering to Seller a firm commitment letter from an equity partner. Seller's review and approval of such information shall not be unreasonably withheld.

8.   REPRESENTATIONS AND WARRANTIES.
     ------------------------------

     8.1.  Of Seller.
           ---------

           As a material inducement to Buyer to enter into this Agreement and purchase the Property from Seller, Seller represents, warrants and covenants as follows:

                    (i)   Authorization.  This Agreement has been duly and
                          -------------
validly authorized, executed and delivered by Seller and no other action or consent is requisite to the execution and delivery of this Agreement by Seller. Seller has the full power and authority to consummate the transactions described herein.

                    (ii)  Litigation.   Except as may be disclosed in writing to
                          ----------
Buyer during the Contingency Period, or with regard to claims arising thereafter, prior to the Close of Escrow, there are no actions, suits or proceedings pending against, or, to the best of Seller's knowledge after due inquiry, threatened or affecting Seller or the Property, in law or equity, including, but not limited to, judicial, municipal or administrative proceedings in eminent domain, collection actions, alleged building code violations, health and safety violations, federal, state or local agency actions regarding environmental matters, zoning violations, personal injuries or property damages alleged to have occurred at the Property or by reason of the condition or use of or construction on the Property;

                    (iii) Agreements.  There are no agreements or contracts
                          ----------
(whether oral or written) that will survive the Close of Escrow affecting or relating to use, enjoyment or occupancy of the Property or the maintenance, improvement or operation of the Property which have not been disclosed in writing to Buyer under Section 7;

                    (iv)  Hazardous Material.  During the time of Seller's
                          ------------------
ownership of the Property, Seller has not knowingly used, generated, stored or disposed of on, under or about the Property or transferred to or from the Property any "Hazardous Materials" in a manner that was in violation of applicable Hazardous Materials Laws. To the best of Seller's knowledge, no third party has used, generated, stored or disposed of any Hazardous Materials on or about the Property in a manner that was in violation of applicable Hazardous Materials Laws. At the Close of Escrow there will be no Hazardous Materials on the Property in violation of applicable Hazardous Materials Laws. For the purpose of this Section 10.1(iv), Hazardous Materials shall include, but not be limited to, substances defined as "hazardous substances" or "toxic substances" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sec. 9061, et seq.; Hazardous Materials
                                       -- ---
Transportation Act, 49 U.S.C. Sec. 1801; and

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Resource Conversation and Recovery Act, 42 U.S.C. Sec. 6901 et seq.; and other
                                                            -- ---
substances defined as hazardous waste and hazardous substances in Sec. 25117 of the California Health and Safety Code and in the regulations and publications promulgated pursuant to said laws. The representation contained herein is qualified in its entirety by any matter described in the Phase I Report or in any further environmental investigations conducted by Buyer prior to the end of the Contingency Period.

                    (v)   No Notices.  To the best of Seller's knowledge after
                          ----------
due inquiry, Seller has received no notice of violation of any laws, ordinances, rules, requirements or regulations (including, but not limited to, judicial, municipal or administrative proceedings in eminent domain, alleged building code violations, health and safety violations, federal, state or local agency actions regarding environmental matters, or zoning violations) nor of any action by adjacent landowners, or natural or artificial conditions upon the Property which would prevent, impede, limit, or render more costly Buyer's contemplated use and development of the Property;

                    (vi)  Documentation.  Seller has delivered or made available
                          -------------
to Buyer all material documentation in its possession relating in any way to the future development and improvement of the Property and the construction and condition of the Improvements and the Personal Property, and all documents delivered by Seller to Buyer pursuant to this Agreement are true, accurate, correct and complete copies of originals; and

                    (vii) Defects.  Except as disclosed in writing to Buyer  on
                          -------
Schedule 10.1(vii) attached hereto, or, with regard to conditions arising thereafter, prior to the Close of Escrow, to the best of Seller's knowledge after due inquiry, there are no material physical or mechanical defects or deficiencies in the condition of the Property, including, but not limited to,
(1) the roofs, exterior walls or structural components of the Improvements, (2) the heating, air conditioning, plumbing, ventilating, elevator, utility, sprinkler and other major mechanical and electrical systems and equipment located on the Property or in the Improvements, and (3) the soil, soil fill or drainage. The Improvements conform in all material respects to the plans and specifications therefor. Seller has no actual knowledge of the existence of soil instability, past soil repairs, soil additions, concerns or problems with the condition of soil fill, or susceptibility of the Property to landslides or insufficiency of any undershoring or insufficiency of drainage.

                    (viii)  Withholding of Information.  As of the Close of
                            --------------------------
Escrow (1) no representations or warranties by Seller in this Agreement contain or will contain any untrue statement of material fact or omit to state any material fact and (2) no material information regarding the Property or the prospects for developing the Property as contemplated by Buyer has been withheld from Buyer by Seller.

     8.2.  Of Buyer.
           --------

           As a material inducement to Seller to enter into this Agreement, Buyer represents, warrants and covenants as follows:

           1.1.1. The named Buyer is a sole proprietorship owned entirely by Jeffrey C. Bermant;

           1.1.2. That Buyer will diligently conduct its own investigation of the Project and will make all inquiries, inspections, tests, audits, studies, and analyses that it deems necessary or desirable in connection with purchasing the Real Property, the Improvements and the Personal Property and in pursuing Buyer's proposed development of the Property (collectively, the "Project") (including, but not limited to, engineering and structural tests, environmental assessments and audits, economic feasibility studies, land use and development entitlements and restrictions, soils and geological reports and tests, inquiries of governmental authorities, reviews of financial statements, projections relating to the operation of the Project and reviews of any permits or other documents obtained or prepared by or for Buyer in connection with its review). Buyer hereby acknowledges that it is relying and will rely solely on:

(a) the information and documents described herein to be delivered to Buyer by Seller and the representations and warranties of Seller set forth in Section
10.1 of this Agreement (and on no other representation, warranty, statement, or other assurance of Seller, express or implied), and (b) Buyer's own inspections, tests, audits, studies, and investigations conducted in connection with, and Buyer's own judgment with respect to, its purchase of the Project.

           1.1.3. THAT BUYER IS BUYING THE PROJECT AS IS AND WITH ALL FAULTS AND, EXCEPT AS EXPRESSLY SET FORTH IN SECTION 10.1, WITHOUT ANY REPRESENTATIONS OR WARRANTIES, EXPRESS, IMPLIED, OR STATUTORY, OF ANY KIND WHATSOEVER, BY SELLER, ITS AGENTS, BROKERS, FINDERS, CONSULTANTS, COUNSEL, EMPLOYEES, OFFICERS, DIRECTORS, SHAREHOLDERS, OR ANY OTHER PERSON.

           1.1.4. That Buyer shall at all times keep the Property free of any mechanics' liens resulting from Buyer's activities. Buyer shall indemnify Seller and hold Seller free and harmless from any and all such liens and from any and all claims, losses, damages, or expenses (including reasonable attorneys' fees) incurred by Seller as the result of Buyer's activities.

           1.1.5. That during the term of this Agreement, Buyer shall seek certain governmental approvals to develop a new building on the Property. All applications for such approvals shall be undertaken in the name of the Seller until the Close of Escrow at which time Seller shall execute and deliver an Assignment and Assumption of Development Rights and Intangibles. Seller shall cooperate with Buyer, shall take all actions and join in all applications, and shall execute all documents reasonably necessary to allow Buyer to pursue applications for and obtain such governmental permits subject to the following terms and conditions:

                  A. Seller shall not bear or become obligated to pay any expense or assume any liability in connection with any such governmental permit activity. Buyer shall indemnify, defend, and hold harmless Seller from any cost, liability, or expense (including reasonable attorneys' fees) arising from or in connection with any such governmental permit activity.

                  B. Until such time as Buyer purchases the Property, all governmental permits and legal entitlements shall be issued to Seller, but may provide that they are assignable to Buyer if Buyer acquires the Project.

                  C. Without Seller's prior written consent, no governmental permit or approval that shall impose or increase any lien, encumbrance, tax, assessment, or other obligation on the Property, or change the status of the Property in any manner that would increase Seller's financial or other burdens or obligations of ownership of the Property, shall have any effect before the Closing Date.

9.   ESCROW PROVISIONS
     -----------------

     9.1.  Joint Escrow Instructions.
           -------------------------

           This Agreement, when signed by Buyer and Seller, shall constitute joint escrow instructions to Escrow Holder.

     9.2.  Seller's Deliveries to Escrow Holder.
           ------------------------------------

           On or before one (1) day before the Close of Escrow, Seller shall deliver to Escrow Holder all of the following:

           1.1.1. Grant Deed.  A fully executed and notarized grant deed
                  ----------
conveying fee title to the Real Property to Buyer in a form acceptable to Buyer.

           1.1.2. Seller's Certificate.  A certificate of non-foreign status
                  --------------------
(the "Seller's Certificate") duly executed by Seller;

           1.1.3. Contracts.  Any and all original Contracts in Seller's
                  ---------
possession pertaining to the Property;

           1.1.4. Assignment of Contracts.  An Assignment of Contracts duly
                  -----------------------
executed by Seller in a form acceptable to Buyer;

           1.1.5. Bill of Sale.  A Bill of Sale, duly executed by Seller, in a
                  ------------
form acceptable to Buyer;

           1.1.6. Memoranda of Leases.  Memoranda of Lease for the Interim Lease
                  -------------------
and the Building Lease duly executed by Seller and notarized.

           1.1.7. Assignment of Development Rights.  An Assignment and
                  --------------------------------
Assumption of Development Rights and Intangibles, duly executed by Seller, in a form acceptable to Buyer.

           1.1.8. General.  All other documents duly executed by Seller and sums
                  -------
required by Escrow Holder to carry out the terms and conditions of this Agreement and escrow.

     1.2.  Buyer's Deliveries to Escrow Holder.  On or before the Close of
           -----------------------------------
Escrow, Buyer shall deliver to the Escrow Holder all of the following:

           1.2.1. Cash.  The cash portion of the Purchase Price and closing
                  ----
funds pursuant to Section 2.2.1 or 2.2.2 hereof, as applicable;

           1.2.2. Promissory Note, Deed of Trust, and Assignment of Rents and
                  -----------------------------------------------------------
Profits. If Buyer is purchasing the Property on a terms basis as provided in
-------
Section 2.2.2 hereof, the executed Promissory Note, the executed and notarized Deed of Trust and Assignment of Rents and Profits.

           1.2.3. Preliminary Change of Ownership.  A fully executed Preliminary
                  -------------------------------
Change of Ownership Report in accordance with Section 480.3 of the California Revenue and Taxation Code;

           1.2.4. Assignment of Contracts.  A fully executed counterpart of the
                  -----------------------
Assignment of Contracts;

           1.2.5. Memoranda of Leases.  Memoranda of Lease for the Interim Lease
                  -------------------
and the Building Lease duly executed by Buyer and notarized.

           1.2.6. Assignment of Development Rights.  The Assignment and
                  --------------------------------
Assumption of Development Rights, duly executed by Buyer, in a form acceptable to Seller.

           1.2.7. General.  All other documents executed by the Buyer and sums
                  -------
required by Escrow Holder to carry out the terms and conditions of this Agreement and this escrow.

     1.3.  Conditions Precedent to Buyer's Obligation.  The obligation of Buyer
           ------------------------------------------
to purchase the Property and close the Escrow shall be subject to the satisfaction of the following conditions precedent:

           1.3.1. Seller shall have deposited with the Escrow Holder all sums and documents required by this Agreement;

           1.3.2. Buyer shall have approved all items to be approved by Buyer within the Contingency Period;

           1.3.3. The Title Company shall be prepared to issue the Policy of Title Insurance in the form described in Section 6.3 hereof;

           1.3.4. Buyer shall have approved the contingency in favor of Buyer described in Section 9; and

           1.3.5. All of the representations and warranties of Seller shall be true and correct as of the Closing.

     1.4.  Conditions Precedent to Seller's Obligation.  The obligation of
           -------------------------------------------
Seller to sell the Property and to close Escrow shall be subject to the satisfaction of the following conditions precedent :

           1.4.1. Buyer shall have deposited with Escrow Holder all sums and documents required by this Agreement;

           1.4.2. Seller shall have approved the contingency in favor of Seller described in Section 9; and

           1.4.3. All of the representations and warranties of Buyer shall be true and correct as of the closing.

     1.5.  Closing Procedure.  Upon receipt of all funds and instruments
           -----------------
described in this Agreement, and upon satisfaction or waiver of all conditions in this Agreement, Escrow Holder shall:

           1.5.1. Grant Deed.  Record the Grant Deed in the Official Records of
                  ----------
Santa Barbara County, California, with the direction that the documentary transfer stamps be attached and delivered to Buyer after recordation;

           1.5.2. Financing Documents.  If the purchase is being made on an all
                  -------------------
cash basis, comply with the instructions of any third party lender. If the purchase is being made on a terms basis, deliver the Promissory Note to Seller and record the Deed of Trust;

           1.5.3. Memoranda of Leases.  Record the Memoranda of the Interim
                  -------------------
Lease and the Building Lease.

           1.5.4. Preliminary Change of Ownership.  Deliver the Preliminary
                  -------------------------------
Change of Ownership Report to the County Recorder concurrently with recordation of the Grant Deed;

           1.5.5. Title Insurance.  Cause the Title Company to issue to the
                  ---------------
Buyer and, if the Property is purchased on a terms basis, to Buyer and Seller, the policy of title insurance described in Section 6.3 hereof;

           1.5.6. Assignment of Contracts.  Deliver a counterpart of the
                  -----------------------
Assignment of Contracts, executed by Buyer to Seller, and a counterpart of the Assignment of Contracts, executed by Seller to Buyer;

           1.5.7. Bill of Sale.  Deliver the Bill of Sale to Buyer duly executed
                  ------------
by the Seller;

           1.5.8. Assignment of Development Rights.  Deliver a counterpart of
                  --------------------------------
the Assignment and Assumption of Development Rights and Intangibles executed by Buyer to Seller and by Seller to Buyer;

           1.5.9. Security Deposit.  In the event Buyer has closed Escrow on an
                  ----------------
all-cash basis as provided in Section 2.2.1, deliver to Buyer out of the monies deposited by Buyer the sum of ONE HUNDRED FIFTY THOUSAND DOLLARS ($150,000) as the security deposit under the Building Lease. (If Escrow is closed on a terms basis, the security deposit shall be paid as provided in the Building Lease).

           1.5.10. Proceeds of Sale.  Deliver to Seller the remaining proceeds
                   ----------------
of sale, less the Seller's share of prorations and costs, in accordance with Seller's separate written instructions to the Escrow Holder.

     1.6.  Prorations and Credits.
           ----------------------

           1.6.1. Property Taxes and Assessments.  Escrow Holder shall prorate
                  ------------------------------
general and special real property taxes and assessments based on the latest available tax information as of the Close of Escrow. Such proration shall be based on a 30-day month and a 360-day year. Escrow Holder shall prorate rents and security deposits based on a rent roll provided by Seller and approved by Buyer. In the event that as of the Close of Escrow the actual tax bills for the year or years in question are not available and the amount of taxes to be prorated as aforesaid cannot be ascertained, then rates and assessed valuation of the previous year, with known charges, shall be used, and when the actual amount of taxes and assessments for the year or years in question shall be determinable, then such taxes and assessments will be re-prorated between the parties to reflect the actual amount of such taxes and assessments.

           1.6.2. Operating Costs.  Seller shall terminate existing utility,
                  ---------------
management and insurance arrangements as of the Close of Escrow unless otherwise requested by Buyer. Seller shall use its best efforts to cause all utility bills to be closed in its name as of the Close of Escrow so that Buyer may be separately billed. Utility charges shall be prorated outside of escrow as of the Close of Escrow, with the assumption that utility charges were uniformly incurred during the billing period. All other expenses of operating the Property shall be prorated between the parties outside of escrow as of the Close of Escrow.

     1.7.  Costs of Escrow.  Buyer shall pay one-half (1/2) of the cost of the
           ---------------
escrow fee, the difference in the premium cost for an ALTA and CLTA Owners Policy and any of Buyer's other obligations under this Agreement. Seller shall pay one-half (1/2) of the escrow fee; the premium for a CLTA Owner's Policy of Title Insurance, the cost of the Survey, the cost of preparing, acknowledging and recording the Grant Deed, the documentary transfer tax and monument survey fee, if any, charged on the recording of the Grant Deed, and the cost of any of Seller's other obligations under this Agreement.

2.   LIQUIDATED DAMAGES
     ------------------

     SELLER AND BUYER AGREE THAT THE AMOUNT OF SELLER'S DAMAGES IN THE EVENT OF A DEFAULT BY BUYER WOULD BE IMPRACTICAL OR EXTREMELY DIFFICULT TO DETERMINE. THEREFORE, BUYER AND SELLER AGREE THAT IF ESCROW FAILS TO CLOSE BY REASON OF A DEFAULT BY BUYER, THE AMOUNT OF THE DEPOSIT AND ALL ACCRUED INTEREST THEREON IS A REASONABLE ESTIMATE OF SELLER'S DAMAGES AND SUCH SUM SHALL CONSTITUTE LIQUIDATED DAMAGES TO SELLER AND BE THE SOLE REMEDY OF SELLER IN THE EVENT OF ANY DEFAULT BY BUYER.


     _____________            ______________
     Buyer's                  Seller's
     Initials                 Initials


10.  GENERAL PROVISIONS.
     ------------------
     10.1. Commission.
           ----------

           Buyer has not engaged a broker in connection with this transaction. Seller shall pay any and all broker's, finder's, or similar fees in connection with the purchase and sale of the Property and shall indemnify and hold harmless Buyer from any claims, suits, actions, costs, fees (including attorneys' fees) or expenses arising out of or relating to a claim for a commission or finder's fee.

     10.2. Ownership of Documents.
           ----------------------

           All plans, specifications, reports, studies, analyses, and other documentation prepared or obtained by Buyer from persons other than Seller or Seller's agents which relate to the Property, or the purchase, development, and improvement thereof, are the property of Buyer and until such time, if any, as Seller purchases them as provided in Section 13.3, the same may not be provided or delivered to any third party by Seller without the prior written consent of Buyer.

     10.3. Termination.
           -----------

           If Buyer or Seller terminate this Agreement and the Escrow pursuant to Section 8 or Section 9, (a) neither party shall be entitled to damages, (b) costs incurred through the Escrow shall be borne equally by Seller and Buyer, and (c) except as expressly provided herein (including without limitation the obligations of Buyer under the last sentence of Section 8 and Section 10.2.4) the parties shall be relieved of all obligations hereunder. Should this Agreement be terminated for any reason, Seller shall have the right to elect to proceed with the construction of the New Building either on its own or with a third party. If Seller elects to construct a new building on the Property, whether or not similar or identical to the New Building, it shall notify Buyer in writing. Upon receipt of such notification, Buyer shall assign and convey to Seller all of Buyer's right, title and interest in and to the Property or the Project (including, without limitation, any rights or approvals to construct new improvements on the Property) and shall deliver to Seller all of Buyer's original files and documents pertaining to the proposed development of the Property and all surveys, reports, studies, books, records, documents and agreements with third parties in any way related to the Property (excluding plans, specifications or agreements relating to the New Building) upon Seller's reimbursement to Buyer of Buyer's demonstrated out-of-pocket costs for (i) all such items, (ii) all governmental and quasi-governmental fees, costs and charges incurred in connection with the subdivision, development and improvement of the Property and the construction of the New Building and (iii) fees of consultants incurred by Buyer in obtaining entitlements. If Seller elects to construct the New Building or a building that substantially conforms to the New Building under Santa Barbara County Guidelines, Seller shall purchase Buyer's plans, specifications and agreements therefor by reimbursing Buyer for all out-of-pocket costs for such plans, specifications and agreements. Any such termination shall not affect the Buyer's obligations under Section 8, or the parties' rights and duties under Sections 13.1 and 13.14.

     10.4. Assignment.
           ----------

           Buyer shall not assign, transfer or convey its rights and/or obligations under this Agreement and/or with respect to the Property without the prior written consent of Seller. Any attempted assignment without the prior written consent of Seller shall be void and Buyer shall be deemed in default of this Agreement. Notwithstanding the above, Buyer shall have the right to assign this Agreement without the consent of Seller to any entity in which Buyer or an affiliate of Buyer is a general partner or member and Buyer, or an entity controlled by Jeffrey C. Bermant, retains development controls on the Project until the date GRCI takes occupancy of the New Building. Upon such assignment, the named Buyer, Bermant Development Company, shall be relieved of all liability under this Agreement, except for any liability Buyer may have as a partner or member of the assignee.

     10.5. Construction.
           ------------

           The provisions of this Agreement should be liberally construed to effectuate its purposes. The language of all parts of this Agreement shall be construed simply according to its plain meaning and shall not be construed for or against either party, as each party has participated in the drafting of this document and had the opportunity to have their counsel review it. Whenever the context and construction so requires, all words used in the singular shall be deemed to be used in the plural, all masculine shall include the feminine and neuter, and vice versa.

     10.6. Limitation of Remedies.
           ----------------------

           Except for a claim for breach of the representation and warranty contained in Section 10.1(iv), which may be brought at any time, any claim by either party against the other arising from or connected with this Agreement, including without limitation any claim resulting from a breach of a representation, warranty, or covenant set forth in this Agreement shall be made within 24 months following the Close of Escrow. Neither party shall have any obligation or liability to the other arising from or connected with this Agreement after such 24 month period has expired.

     10.7. Captions, Headings and Exhibits.
           -------------------------------

           The captions and headings of this Agreement are for convenience only and have no force and effect in the interpretation or construction of this Agreement. All exhibits attached hereto are by this reference incorporated herein as though fully set forth in this Agreement.

     10.8. Severability.
           ------------

           If any term, provision, covenant or condition of this Agreement shall be or become illegal, null, void or against public policy, or shall be held by any court of competent jurisdiction to be illegal, null or void or against public policy, the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected, impaired or invalidated thereby. The term, provision, covenant or condition that is so invalidated, voided or held to be unenforceable shall be modified or changed by the parties to the extent possible to carry out the intentions and directives set forth in this Agreement.

     10.9. Counterparts.
           ------------

           This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

     10.10. Successors and Assigns.
            ----------------------

           Except as restricted herein, this Agreement shall be binding on and shall inure to the benefit of the parties and their respective heirs, legal representatives, successors and assigns.

     10.11. Waiver.
            ------

           The waiver of any breach of any provision hereunder by any party to this Agreement shall not be deemed to be a waiver of any preceding or subsequent breach hereunder, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

     10.12. Governing Law; Venue.
            --------------------

            The validity and interpretation of this Agreement shall be governed by the laws of the State of California, with venue for all purposes to be proper only in the County of Santa Barbara, State of California.

     10.13. Notices
            -------

            All notices and demands of any kind which any party may be required or desires to serve upon the other parties under the terms of this Agreement shall be in writing, and shall be served upon the other parties at the addresses set forth below. These addresses may be changed by a written notice given in accordance with this Section 13.13:

            SELLER:              General Research Corporation
                                 c/o GRC International, Inc.
                                 1900 Gallows Road
                                 Vienna, Virginia  22182
                                                                          Attn:
General Counsel
                                 Fax:  (703) 448-6890

            with copies to:      Seed, Mackall & Cole
                                 1332 Anacapa Street, Suite 200
                                 Santa Barbara, CA  93101
                                 Attn:  Gregory Canova-Parker
                                 Fax:  (805) 962-1404

            BUYER:               Bermant Development Company
                                 130 Cremona Drive, Suite D
                                 Goleta, CA  93117-3075
                                 Fax:  (805) 961-8086

            with copy to:                                                Price,
Postel & Parma
                                 200 E. Carrillo St., Suite 400
                                 Santa Barbara, CA  93102-0099
                                 Attn:  Barton E. Clemens, Jr.
                                 Fax:  (805) 965-3978

            Escrow Holder:       First American Title Insurance Company
                                 3780 State Street
                                 Santa Barbara, CA  93105

          Notices may be sent only by the following means: personal delivery; United States mail, registered or certified, return receipt requested; telephonic facsimile process; or United States Postal Service Express Mail, private courier, reputable overnight delivery service or private mail service.

          Notices shall be effective only as follows: (i) if personally delivered, upon actual delivery during normal working hours of the party to whom notice is given, (ii) if delivered by United States mail, certified or registered mail (return receipt requested), then upon actual delivery as is shown by return receipt, (iii) if delivered by telephonic facsimile process then upon actual receipt by the party to whom notice is given, (ii) if delivered by United States Postal Service Express Mail, by private courier, overnight delivery service or by private mail service, then upon actual receipt during normal business hours of the party to whom notice is given. No notice shall be effective except as delivered in a manner prescribed in this Section 13.13.

     10.14. Attorneys Fees.
            --------------

                  If any legal action, arbitration or other proceeding is brought for the enforcement of this Agreement, or because of any alleged dispute, breach, default or misrepresentation in connection with this Agreement, the successful or prevailing party shall be entitled to recover actual attorneys' fees (including fees for paraprofessionals and similar personnel and disbursements) and other costs it incurred in that action or proceeding, in addition to any other relief to which it may be entitled. The parties agree that actual attorneys' fees shall be based on the attorneys' fees actually incurred (based on the attorneys' customary hourly billing rates) rather than the court or arbitrator making an independent inquiry concerning reasonableness.

     10.15. Time of the Essence.
            -------------------
                  Time is strictly of the essence with respect to each and every provision of this Agreement.

     10.16. Joint and Several.
            -----------------

                  If either party consists of more than one (1) person, each such person shall be jointly and severally liable for all warranties, representations, covenants and other obligations contained in this Agreement.

     10.17. Entire Agreement; Amendment.
            ---------------------------

                  This Agreement, its exhibits and the documents referred to herein, contain the entire understanding and agreement of the parties. They supersede all prior agreements. There have been no promises, representations, agreements, warranties or undertakings by any of the parties, either oral or written, of any character or nature hereafter binding except as set forth herein. This Agreement may be altered, amended or modified only by an instrument in writing, executed by the parties to this Agreement, and by no other means. Each party waives their future right to claim, contest or assert that this Agreement was modified, cancelled, superseded or changed by any oral agreement, course of conduct, waiver or estoppel.

            IN WITNESS WHEREOF, this Agreement has been executed by the parties on the dates written below.

     SELLER:                                   GENERAL RESEARCH CORPORATION,
                                           a Virginia corporation



     Dated_________________, 1995          By________________________________



     BUYER:                                BERMANT DEVELOPMENT COMPANY


     Dated_________________, 1995          By________________________________
                                                  Jeffrey C. Bermant